Exhibit 8.1

FOR IMMEDIATE RELEASE
Investor Relations (602) 494-5328

Southern Copper Corporation announces change of ticker symbol.

Phoenix AZ, February 1, 2010- Southern Copper Corporation (NYSE and LSE: PCU) (SCC) announced today that, in an effort to enhance the recognition of SCC's common stock in the market and better reflect SCC's global presence, on January 7, 2010, its Board of Directors approved the change of the ticker symbol under which SCC's common shares are listed on the New York Stock Exchange from "PCU" to "SCCO".  Such change of ticker symbol is expected to be implemented at the start of trading on Wednesday, February 17, 2010.

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserves. We are a NYSE and Lima Stock Exchange listed company that is 80.0% owned by Grupo Mexico, a Mexican company listed on the Mexican Stock Exchange. The remaining 20.0% ownership interest is held by the international investment community. We operate mining units and metallurgical facilities in Mexico, Peru and conduct exploration activities in Mexico, Peru and Chile.

Southern Copper Corporation anuncia cambio de símbolo.

Phoenix AZ, 1 de febrero de 2010 - Southern Copper Corporation (NYSE y BVL: PCU) (SCC) anunció hoy que, en un esfuerzo por fortalecer el reconocimiento de las acciones del capital social de SCC y proyectar la presencia global de SCC, el 7 de enero de 2010, su Consejo de Administración aprobó el cambio del símbolo, bajo el cual sus acciones ordinarias se encuentran listadas en la Bolsa de Valores de Nueva York, de "PCU" a "SCCO".  Se espera que dicho cambio de símbolo sea implementado al inicio de la sesión bursátil del día 17 de febrero de 2010.

Southern Copper Corporation es uno de los mayores productores mundiales integrados de cobre y tiene una de las mayores reservas de cobre de cualquier compañía listada en bolsa. Somos una compañía listada en las Bolsas de Valores de Nueva York y Lima, Perú, cuya propiedad en un 80.0% le pertenece a Grupo México, una compañía mexicana listada en la Bolsa Mexicana de Valores. El 20.0% restante lo mantiene la comunidad internacional de inversionistas. Operamos minas y complejos metalúrgicos en México y Perú y llevamos a cabo actividades de exploración en México, Perú y Chile.

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SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317
www.southerncoppercorp.com

PARA SU DIFUSION INMEDIATA
Relaciones con Inversionistas: (602) 494-5328

SOUTHERN COPPER CORPORATION CHANGES RECORD AND DIVIDEND PAYMENT DATE

January 29, 2010 – Southern Copper Corporation (NYSE and LSE: PCU) (SCC) announces that, further to the dividend declaration announced in the news release issued on January 28, 2010, the record date for the quarterly dividend of 43.0 cents per share will be February 19, 2010 instead of February 15, 2010 because the prior record date falls on President's Day, a US federal holiday. The dividend payment date will be March 4, 2010 instead of March 3, 2010.

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserves. We are a NYSE and Lima Stock Exchange (LSE) listed company that is 80.0% owned by Grupo Mexico, a Mexican company listed in the Mexican Stock Exchange. The remaining 20.0% ownership interest is held by the international investment community. We operate mining units and metallurgical facilities in Mexico, Peru and conduct exploration activities in Mexico, Peru and Chile.

PARA SU INMEDIATA DIFUSION
Relaciones con inversionistas (602) 494-5328

SOUTHERN COPPER CORPORATION CAMBIA FECHA DE REGISTRO Y DE PAGO DE DIVIDENDO

29 de enero, 2010– Southern Copper Corporation (NYSE y BVL: PCU) (SCC) anuncia que la fecha de registro del dividendo trimestral de 43.0 centavos de dölar por acciön que se habia anunciado en la nota de prensa del 28 de enero de 2010, sera el 19 de febrero de 2010 en vez del 15 de febrero de 2010, porque la anterior fecha de registro es dia feriado en los Estados Unidos. El dividendo se pagarä el 4 de marzo de 2010 en vez del 3 de marzo de 2010.

Southern Copper Corporation es uno de los mayores productores mundiales integrados de cobre y tiene las mayores reservas de cobre. Somos una compania listada en las Bolsas de Valores de Nueva York y Lima, Peril, cuya propiedad en un 80.0% le pertenece a Grupo Mexico, una compania mexicana listada en la Bolsa Mexicana de Valores. El 20.0% restante lo mantiene la comunidad internacional de inversionistas. Operamos minas y complejos metalürgicos en Mexico y Peril y Ilevamos a cabo actividades de exploraciön en Mexico, Peril y Chile.
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SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317